UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2007

COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8422	13-2641992
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Park Granada, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000 N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     As previously announced, on August 22, 2007, Countrywide Financial Corporation, a Delaware corporation (the “Company”), entered into an Investment Agreement, dated as of August 22, 2007 (the “Investment Agreement”), by and between the Company and Bank of America, N.A., a national banking association (“Bank of America”), pursuant to which, among other things, the Company issued and sold to Bank of America 20,000 shares of a new series of convertible preferred stock of the Company, 7.25% Series B Non-Voting Convertible Preferred Stock, par value $0.05 per share (the “Convertible Preferred Securities”), for an aggregate purchase price of $2,000,000,000.

     Under the terms of the Convertible Preferred Securities set forth on the Certificate of Designations of 7.25% Series B Non-Voting Convertible Preferred Stock of Countrywide Financial Corporation (the “Certificate of Designations”), holders are entitled to receive cash dividends, payable quarterly, at the rate per annum of 7.25% of the Liquidation Preference, which initially is equal to $100,000 per share. The initial amount of dividends payable on each share of the Convertible Preferred Securities outstanding for each full dividend period is $1,812.50. Dividends are cumulative and if dividends are not paid for six quarters, holders of the Convertible Preferred Securities are entitled to designate two directors to the Company’s Board of Directors until dividends have been paid for two consecutive quarters.

     The Convertible Preferred Securities are convertible at the option of the holders, at any time or from time to time, into a number of shares of common stock equal to the Liquidation Preference of the Convertible Preferred Securities being converted, divided by the Conversion Price (as defined below), plus cash in an amount equal to any accumulated and unpaid dividends on such securities. The "Conversion Price" of the Convertible Preferred Securities is $18.00 per share, subject to customary adjustments.

     With respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Company, the Convertible Preferred Securities rank in priority senior to the Company’s common stock and to each other class of capital stock or series of preferred stock (where the terms of the stock do not expressly provide that it ranks senior to or on parity with the Convertible Preferred Securities) and on parity with any additional Convertible Preferred Securities and any other class of capital stock or series of preferred stock established after August 22, 2007 which issuance is subject to approval by two-thirds of the holders of Convertible Preferred Securities.

     Pursuant to the terms of the Investment Agreement, Bank of America may not transfer the Company’s common stock received upon any conversion of the Convertible Preferred Securities for 18 months after conversion, with exceptions for affiliate transfers and third party merger or tender offer transactions.

     Furthermore, Bank of America is subject to customary standstill restrictions prohibiting it from, among other things, acquiring beneficial ownership of additional voting securities of the Company, making any proposal to acquire the Company or otherwise seeking to influence control of the Company, in each case other than transactions in the ordinary course of Bank of America’s financial services business and not involving control of the Company. The Company is required to offer Bank of America the right to match the terms of any third party proposal entertained by the Company regarding a sale of the Company. Bank of America’s standstill and match rights continue until Bank of America no longer owns Company common stock and/or Convertible Preferred Securities, calculated on an as-converted basis, equal to at least five percent of the Company’s common stock then outstanding.

     From and after August 22, 2017, if the daily closing price per share of the Company’s common stock exceeds 150% of the Conversion Price for 30 consecutive trading days ending on the date prior to the mailing of a redemption notice, then the Company has the right, at its option, to redeem all outstanding Convertible Preferred Securities by paying in cash (1) the Liquidation Preference, and (2) any accumulated and unpaid dividends on such securities. The Company must send a notice of any redemption to the holders of the Convertible Preferred Securities not more than 270 nor fewer than 180 days prior to the date fixed for redemption. The Company may not redeem the Convertible Preferred Securities held by Bank of America at any time that any material ongoing business relationships exists between Bank of America and the Company, other than ordinary course lending or financing relationships.

     The Convertible Preferred Securities have customary pre-emptive rights on any future issuances of the Company’s common stock or preferred stock and anti-dilution rights for below-market issuances of the Company’s common stock. These preemptive rights and anti-dilution adjustments, however, are not made upon the issuance of equity awards under the Company’s employee benefit plans (including the issuance of stock upon grant or exercise of equity awards issued in the future) or any currently outstanding option, warrant, right or exercisable, exchangeable or convertible security.

     The Investment Agreement contains customary public company representations and warranties by the Company to Bank of America, and a more limited set of representations and warranties customary for a transaction of this type from Bank of America to the Company. Each of the Company and Bank of America has agreed to indemnify the other (and its affiliated parties) for (1) any breach of any of the representations, warranties or covenants made by the indemnifying party that reasonably could be expected to result in a material adverse effect or (2) any action or failure to act by an indemnified party undertaken at the written request of or with the written consent of the indemnifying party. The parties’ representations and warranties generally survive for two years.

     The Company and Bank of America also entered into a Registration Rights Agreement, dated as of August 22, 2007 (the “Registration Rights Agreement”), with respect to the Convertible Preferred Securities and the Company’s common stock into which the Convertible Preferred Securities may be converted. Under the terms of the Registration Rights Agreement, the Company is required, as promptly as practicable after August 22, 2007, to file with the Securities and Exchange Commission a shelf registration statement relating to the offer and sale of the Convertible Preferred Securities and shares of the Company’s common stock into which the Convertible Preferred Securities may be converted (collectively, the "Registrable Securities"). The Company is obligated to keep such shelf registration statement continuously effective under the Securities Act of 1933 until the earlier of (1) the date as of which all of the Registrable Securities have been sold and (2) the date as of which each of the holders of the Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act of 1933 without volume limitation or other restrictions on transfer thereunder.

     On August 22, 2007, in connection with entering into the Investment Agreement, the Company entered into the Third Amendment to Amended and Restated Rights Agreement, dated as of August 22, 2007 (the “Third Amendment”), by and between the Company and American Stock Transfer & Trust Company. The Third Amendment modifies the Company’s Amended and Restated Rights Agreement, dated as of November 27, 2001, as amended by the Substitution of Rights Agent and Amendment to Amended and Restated Rights Agreement, dated as of December 8, 2005, and the Second Amendment to Amended and Restated Rights Agreement, dated as of June 14, 2006 (collectively, the “Rights Agreement”).

     The Third Amendment, among other things, provides that the issuance of rights under the Rights Agreement will not be triggered as a result of the transactions contemplated by the Investment Agreement, and that any Convertible Preferred Securities issued to Bank of America in the transaction, and any shares of the Company’s common stock issued upon conversion of such Convertible Preferred Securities, in each case held by Bank of America or any of its affiliates, will not be considered for purposes of determining whether Bank of America or any of its affiliates is an “Acquiring Person” (as defined in the Rights Agreement) pursuant to the Rights Agreement.

* * * * * *

     The description of the Investment Agreement, the Certificate of Designations and the terms of the Convertible Preferred Securities, the Registration Rights Agreement and the Third Amendment, contained in this Item 1.01 is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copies of the Investment Agreement attached as Exhibit 10.1 hereto, the Certificate of Designations attached as Exhibit 3.1 hereto, the Registration Rights Agreement attached as Exhibit 4.1 hereto, and the Third Amendment attached as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

     The issuance and sale of the Convertible Preferred Securities is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. Bank of America has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Convertible Preferred Securities are being acquired for investment. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Convertible Preferred Securities and has not offered securities to the public in connection with this issuance and sale.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

     On August 22, 2007, the Company amended its certificate of incorporation by filing the Certificate of Designations with the Secretary of State of the State of Delaware. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of 7.25% Series B Non-Voting Convertible Preferred
Stock of Countrywide Financial Corporation, filed with the Secretary of State of the State of Delaware on August 22, 2007.

4.1	Registration Rights Agreement, dated as of August 22, 2007, by and between
Bank of America, N.A. and Countrywide Financial Corporation.

10.1	Investment Agreement, dated as of August 22, 2007, by and between Countrywide
Financial Corporation and Bank of America, N.A.

10.2	Third Amendment to Amended and Restated Rights Agreement, dated August 22,
2007, by and between the Company and American Stock Transfer & Trust
Company, as rights agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION

/s/ Susan E. Bow
Dated: August 28, 2007	Name:	Susan E. Bow
	Title:	Senior Managing Director,
General Counsel, Corporate and Securities
and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations of 7.25% Series B Non-Voting Convertible Preferred
Stock of Countrywide Financial Corporation, filed with the Secretary of State of the State of Delaware on August 22, 2007.

4.1	Registration Rights Agreement, dated as of August 22, 2007, by and between
Bank of America, N.A. and Countrywide Financial Corporation.

10.1	Investment Agreement, dated as of August 22, 2007, by and between Countrywide
Financial Corporation and Bank of America, N.A.

10.2	Third Amendment to Amended and Restated Rights Agreement, dated August 22,
2007, by and between the Company and American Stock Transfer & Trust
Company, as rights agent.